                                                               EXHIBIT 10.1


                              FINANCING AGREEMENT
                              -------------------

THIS AGREEMENT dated for reference September 17, 1999, is among Pacific Capital Markets, Inc. ("PCMI") of 6th Floor, Sun Life Plaza, 1100 Melville Street, Vancouver, British Columbia, V6E 4A6, and fax (604) 682-6509; and Ehealth.com, Inc. a Nevada company of 1040 Hamilton Street, Suite 207, Vancouver, B.C., V6B 2R9, and fax (604) 689-8163 (the "Company"); and Online Films LLC, a Delaware limited liability company of 1040 Hamilton Street, Suite 207, Vancouver, B.C., V6B 2R9, and fax (604) 689-8163 ("Online").

WHEREAS PCMI has agreed to organize an $8-million financing of the Company, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, and the following mutual promises, the parties agree that:

                                INTERPRETATION
                                --------------

1.   The definition in the recitals are part of this agreement.
2.   In this agreement:
     a. "Acquisition Agreement" means the acquisition agreement between the Company and the principals of Online attached as exhibit A.

     b. "Business Plan" means the business plan of the Company and Online dated September, 1999.

     c. "Closing" means the later of the date of the Consolidation and the date that this agreement is signed.

     d. "Consolidation" means the 3:1 consolidation of the Company's issued and outstanding common stock.

     e. "Consulting Agreement" means the consulting agreement attached as exhibit B.

     f. "Financing" means $8 million for the development of the Company's business as described in the Business Plan.

     g. "Reg S Shares" means 1 million post-Consolidation shares of the Company's common stock issued under Regulation S of the United States Securities Act of 1933.

     h.   "Term" means 12 months from Closing.

     i.   "$" means United States dollars.

Advancing the Financing
-----------------------

3. PCMI will provide the Financing by arranging subscriptions for the Reg S Shares at the price of $8 per share in the minimum increments set out in table 1. The Company will issue the appropriate number of Reg S Shares as each stage of the Financing is completed.

                                    Table 1
                              Financing Schedule


------------------------------------------------------------------------------------------------------
     Date of           Subscription          Number of
    Financing             Amount            Reg S Shares      Milestones
------------------------------------------------------------------------------------------------------
On Closing             $  500,000               62,500
30 Sept. 1999           1,000,000              125,000
18 Oct. 1999            1,250,000              156,250   Online can demonstrate its film auction
                                                         website.
31 Oct. 1999              750,000               93,750
15 Nov. 1999            1,000,000              125,000   ReporterTV is fully operational and
                                                         operating.  Online can conduct a full
                                                         auction transaction on the website.
30 Nov. 1999              750,000               93,750
15 Dec. 1999              750,000               93,750
30 Dec. 1999              750,000               93,750
15 Jan. 2000              750,000               93,750
15 Feb. 2000              250,000               31,250
15 Mar. 2000              250,000               31,250
                       -------------------------------------
                       $8,000,000            1,000,000

4. PCMI reserves the right to amend the schedule set out in table 1 if Online fails to meet the milestones indicated in table 1, but PCMI remains obligated to complete the Financing unless Online cannot demonstrate to PCMI's satisfaction that the auction website can function as Online has represented.

Right of first refusal on additional financing
----------------------------------------------

5. The Company will give PCMI the right of first refusal to provide any additional financing by giving PCMI a written notice of the terms and conditions of its requirements and its proposed use of proceeds at least two months before it requires the financing. PCMI must notify the Company in writing within one month of its receipt of the Company's notice whether it intends to exercise its right to provide the financing. This right of first refusal ends if PCMI refuses to provide a specific financing.

Investor Relations
------------------

6. PCMI will conduct the Company's investor and public relations under the Consulting Agreement.

                             CONDITIONS PRECEDENT
                             --------------------

7. The following conditions must be satisfied before any of the Financing is advanced as set out in table 1:

     a. The representations and warranties of the Company and Online must be true and correct in all material respects.

     b. The Company, Online and the principals of Online must sign the Acquisition Agreement.

     c.   The Company must sign the Consulting Agreement.

                              POSITIVE COVENANTS
                              ------------------

The Company and Online
----------------------

8. During the Term, the Company and Online, and their successors by merger or other corporate reorganization, will

     a.   maintain their corporate existence,

     b. carry on their business in a proper and businesslike manner in accordance with good business practices, prudently manage their cash resources, and keep proper books of account in accordance with generally accepted accounting principles,

     c. at the end of each month, deliver to PCMI a written report describing any strategic or material modifications of the Business Plan,

     d. by the twentieth day of each month, deliver to PCMI their consolidated financial statements for the preceding month consisting of a balance sheet, statement of operations, statement of changes in shareholders' equity, statement of cash flow, and notes to the financial statements, all prepared in accordance with accounting principals generally accepted in the United States, and

     e.   deliver to PCMI any other information that PCMI reasonably requests.

                              NEGATIVE COVENANTS
                              ------------------
9. Neither Online nor the Company during the Term, without the written consent of PCMI, will

     a. authorize the issuance of or issue any of its shares or other securities except those authorized by this agreement,

     b.   authorize any changes to the Company's charter documents,

     c.   cause any of its assets to be encumbered, or

     d. grant any options to directors, officers and employees that may be exercised during the Term.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

PCMI
----
10. PCMI represents and warrants that it has the experience and expertise required to negotiate and finalize the Financing and to perform the Consulting Agreement.

The Company
-----------
11.  The Company represents and warrants that

     a. it will carry on its business through Online or its successor through merger or other corporate reorganization,

     b. the Business Plan truly and accurately reflects the business of Online.

Online
------

12.  Online represents and warrants that

     a. it is a limited liability company formed and in good standing under the laws of Delaware.

     b. it has the legal capacity and authority to make and perform this agreement.

     c. it has conducted no business except the business that is described in the Business Plan.

     d. no claims against it or any of its members are before any court or regulatory authority or are pending or threatened, and it is not aware of any ground for any claim that might succeed.

                               OTHER PROVISIONS
                               ----------------

13. The Company and Online acknowledge that this agreement was prepared for PCMI by Jeffs & Company Law Corporation and that it may contain terms and conditions onerous to them. They expressly acknowledge that PCMI has given them adequate time to review this agreement and to seek and obtain independent legal advice, and they represent to PCMI that they have in fact sought and obtained independent legal advice and are satisfied with all the terms and conditions of this agreement.

14. The Company will pay out of the proceeds of the Financing all legal and other costs in connection with the making and performing of this Agreement.

15. This is the entire agreement among the parties and replaces any earlier understandings and agreements, whether written or oral.

16.  Time is of the essence of this agreement.

17. This agreement is governed by the laws of British Columbia and must be litigated in the courts of British Columbia.

18. Any notice that must be given or delivered under this agreement must be in writing and delivered by hand or transmitted by fax to the address or fax number given for the party on page 1 and is deemed to have been received when it is delivered by hand or transmitted by fax unless the deliver or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery of a thing other than a written notice or money must be delivered by hand to the receiving party's address.

19. Neither the Company nor Online may assign this agreement or any part of it to another party.

20. Any amendment of this agreement must be in writing and signed by the parties.

21. This agreement enures to the benefit of an binds the parties and their respective successors, heirs and permitted assignees.

22. No failure or delay of PCMI in exercising any right under this agreement operates as a waiver of the right. PCMI's rights under this agreement are cumulative and do not preclude PCMI from relying on or enforcing any legal or equitable right or remedy.

23. If any provision of this agreement is, illegal or unenforceable under any law, the remaining provisions remain legal and enforceable.

24. This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

THE PARTIES' signatures below are evidence of their agreement.

Pacific Capital Markets Inc. by its authorized    Online Films LLC by its
signatory on September 19, 1999:                  authorized signatories:

/s/ Rick Jeffs                                        /s/ Mark Rutledge
---------------------------------                  ----------------------------------
                                                  Mark Rutledge
                                                  September 23, 1999

Ehealth.com, Inc. by its authorized signatory on September 19, 1999:


/s/ Allen Wilson                                      /s/ Rob Maclean
---------------------------------                  -----------------------------------
                                                  Rob Maclean
                                                  September 23, 1999


                                   Exhibit A
                            [Intentionally Omitted]

                                   Exhibit B
                            [Intentionally Omitted]

                        ADDENDUM TO FINANCING AGREEMENT
                    Dated for reference September 21, 1999
                      Among Pacific Capital Markets Inc.,
            InternetStudios.com, Inc. (formerly Ehealth.com, Inc.)
                             and Online Films LLC
                               (the "Agreement")

1.   This addendum is part of the Agreement.

2.   The parties agree that:

     a. The delay in getting the Agreement signed by all parties has delayed PCMI's arrangement of the subscription for the Financing due on September 30, 1999, as set out in Table 1 (the "Subscription").

     b.   PCMI will lend $750,000 (the "Loan") to the Company on September 30,
          1999.

     c. The Company will repay the Loan together with interest calculated and compounded monthly at the rate of 10% per year and will sign the attached loan agreement and promissory note.

     d. PCMI will arrange for the Subscription proceeds to be paid to Jeffs & Company in trust for the Company.

     e. The Company authorizes Jeffs & Company to pay the principal amount of the Loan to PCMI from the Subscription proceeds and to pay the remainder of the Subscription proceeds in accordance with the terms of the Agreement and its exhibits.

     f. The Company will pay the accrued interest to PCMI when the principal amount of the Loan is repaid.

3. This addendum may be signed in counterparts and delivered to the parties by fax, and the counterparts, together are deemed to be one original document.

THE PARTIES' signatures below are evidence to their agreement.

Pacific Capital Markets Inc.                    Online Films LLC
by its authorized signatory:                    by its authorized signatory:


/s/Rick Jeffs                                   /s/ Mark Rutledge
--------------------------------                -------------------------------
                                                Mark Rutledge

Internet Studios.com, Inc.
by its authorized signatory:


/s/ Mike Edwards                                /s/ Rob Maclean
--------------------------------                -------------------------------
                                                Rob Maclean